Exhibit 99.1

Ginkgo Bioworks Reports First Quarter 2022 Financial Results

$168 million of Total revenue in Q1 2022, representing an increase of 282% over Q1 2021

11 new Cell Programs added in Q1 2022, representing 175% growth over Q1 2021

Increasing full year guidance for Total revenue from $325 – $340 million to $375– $390 million, reiterating Foundry revenue guidance and increasing Biosecurity revenue guidance

Recently announced plans to expand platform capabilities in agricultural biologicals through a series of M&A transactions and flagship collaboration with Bayer

$1.5 billion cash balance provides meaningful multi-year runway as we drive towards profitability

BOSTON, MA -- May 16, 2022 -- Ginkgo Bioworks Holdings, Inc. (NYSE: DNA, “Ginkgo”), the leading horizontal platform for cell programming, today announced its results for the first quarter ended March 31, 2022. The update, including a webcast slide presentation with additional details on the first quarter and supplemental financial information, will be available at investors.ginkgobioworks.com.

“We sometimes remark that the pace of change never seems to slow at Ginkgo, and the beginning of 2022 has been no exception,” said Jason Kelly, co-founder and CEO of Ginkgo. “We added 11 new programs in our cell programming business in the first quarter of 2022, including in many novel areas of work, and realized record revenues in our biosecurity business. We believe we are well positioned for this market downturn and expect to continue to invest in platform growth, both organically and through M&A, while ensuring we maintain a healthy balance sheet. We are particularly excited about our planned transactions with Bayer, in which they will be establishing a flagship partnership with Ginkgo in the field of agricultural biologicals and transferring their physical platform and team to Ginkgo to extend our platform capabilities in this field. We expect to see strategic moves like this in other industries in the coming years.”

Recent Business Highlights & Strategic Positioning

•
Added 11 new Cell Programs to the Foundry platform in Q1 2022, representing 175% growth over the prior year period
•
Concentric, Ginkgo’s biosecurity and public health offering, grew rapidly in Q1, reaching $147 million in revenue
o
Concentric has continued to empower communities with COVID-19 monitoring programs across the United States while piloting new modalities and offerings, including passive monitoring of wastewater and air
o
Since inception, Concentric has tested more than 9,000,000 samples for SARS-CoV-2, including an average of over 260,000 individual samples per week over the past three months, and has sequenced over 31,000 viral samples
o
Concentric is well-positioned to play a role in the response to longer-term needs, including endemic COVID-19 and broader infectious disease preparedness and public health response
•
Closed acquisition of FGen AG, a Swiss company specializing in ultra-high-throughput (uHT) screening for strain development and optimization
o
FGen's technology is expected to significantly enhance Ginkgo's cell screening capabilities and enable Ginkgo to explore wider expanses of genetic opportunity space
•
Announced plan to expand platform capabilities in agricultural biologics and launch flagship partnership with Bayer
o
Ginkgo plans to acquire Bayer's West Sacramento agricultural biologicals site and team and gain access to Bayer's large agricultural strain collection
o
Bayer is expected to be a flagship customer of Ginkgo’s agricultural biologicals offering, upon entering into a significant new multi-year, multi-product collaboration, building on the work done by Joyn Bio, the joint venture between Ginkgo Bioworks and Leaps by Bayer, which is expected to be integrated into Ginkgo

First Quarter 2022 Financial Highlights

•
First quarter 2022 Total revenue of $168 million, up from $44 million in the comparable prior year period, an increase of 282%
•
First quarter 2022 Foundry revenue of $21 million, down from $23 million in the comparable prior year period, a decrease of 5%. First quarter 2022 Foundry revenue did not include material downstream value share payments and included a higher mix of early-stage programs that have not yet ramped or achieved significant technical milestones which drive revenue recognition
•
First quarter 2022 Biosecurity revenue of $147 million with gross profit margin of 42%
•
First quarter 2022 Loss from operations of $(675) million (inclusive of stock-based compensation expense of $659 million), compared to Loss from operations of $(57) million in the comparable prior year period. The stock-based compensation expense primarily relates to the continued GAAP accounting for the modification of restricted stock units issued prior to becoming a public company, as disclosed in our Form 10-K filed with the SEC on March 29, 2022
•
First quarter 2022 Adjusted EBITDA of $(2) million, improved from $(51) million in the comparable prior year period
•
Cash and cash equivalents balance as of the end of the first quarter of $1.5 billion puts Ginkgo in a strong financial position to pursue its strategic objectives

Full Year 2022 Guidance

•
Ginkgo continues to expect to add 60 new Cell Programs to the Foundry platform in 2022
•
Ginkgo increased its expectation for Total revenue from $325 – $340 million to $375 – $390 million in 2022
o
Ginkgo continues to expect Foundry revenue of $165 – $180 million in 2022
o
While Biosecurity remains an uncertain business, based on strong year-to-date performance Ginkgo now expects Biosecurity revenue in 2022 of at least $210 million

Conference Call Details

Ginkgo will host a videoconference today, Monday, May 16, 2022, beginning at 4:30 p.m. ET. The presentation will include an overview of the first quarter financial performance, recent business updates, a discussion on Ginkgo’s outlook, as well as a moderated question and answer session.

To ask a question ahead of the presentation, please submit your questions to @Ginkgo on Twitter (hashtag #GinkgoResults) or by sending an e-mail to investors@ginkgobioworks.com.

A webcast link is available on Ginkgo's Investor Relations website and a replay will be made available following the presentation.

Ginkgo Investor Website: https://investors.ginkgobioworks.com/events/

Audio-Only Dial Ins:
+1 646 876 9923 (New York)

+1 301 715 8592 (Washington DC)

+1 312 626 6799 (Chicago)

+1 669 900 6833 (San Jose)

+1 253 215 8782 (Tacoma)

+1 346 248 7799 (Houston)

+1 408 638 0968 (San Jose)

Webinar ID: 928 8373 1262

If you experience technical difficulties with any of these dial-ins or if you need international dial-in numbers, please visit our web site at https://investors.ginkgobioworks.com/events/ for updated dial-in information.

About Ginkgo Bioworks

Ginkgo is building a platform to enable customers to program cells as easily as we can program computers. The company's platform is enabling biotechnology applications across diverse markets, from food and agriculture to industrial chemicals to pharmaceuticals. Ginkgo has also actively supported a number of COVID-19 response efforts, including K-12 pooled testing, vaccine manufacturing optimization, and therapeutics discovery. For more information, visit www.ginkgobioworks.com.

Forward-Looking Statements of Ginkgo Bioworks

This press release, the presentation, and the conference call and webcast contain certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our plans, strategies, current expectations, operations and anticipated results of operations, both business and financial, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements generally are identified by the words "believe," "can," "project," "potential," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the effect of Ginkgo's business combination with Soaring Eagle Acquisition Corp. ("Soaring Eagle") on Ginkgo's business relationships, performance, and business generally, (ii) risks that the business combination disrupts current plans of Ginkgo and potential difficulties in Ginkgo's employee retention, (iii) the outcome of any legal proceedings that may be instituted against Ginkgo related to its business combination with Soaring Eagle, (iv) volatility in the price of Ginkgo's securities now that it is a public company due to a variety of factors, including changes in the competitive and highly regulated industries in which Ginkgo operates and plans to operate, variations in performance across competitors, changes in laws and regulations affecting Ginkgo's business, changes in the combined capital structure and expectations associated with increases in the number of shares available for sale, (v) the ability to implement business plans, forecasts, and other expectations after the completion of the business combination, and ability to identify and realize additional opportunities, (vi) the risk of downturns in demand for products using synthetic biology, (vii) the unpredictability of the duration of the COVID-19 pandemic and the demand for COVID-19 testing and the commercial viability of our COVID-19 testing business, and (viii) changes to the biosecurity industry, including due to advancements in technology, emerging competition and evolution in industry demands, standards and regulations. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of Ginkgo's annual report on Form 10-K filed with the U.S. Securities and Exchange Commission (the "SEC") on March 29, 2022, and other documents filed by Ginkgo from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Ginkgo assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Ginkgo does not give any assurance that it will achieve its expectations.

Use of Non-GAAP Financial Measures

Certain of the financial measures included in this release, including Adjusted EBITDA, have not been prepared in accordance with generally accepted accounting principles (“GAAP”), and constitute “non-GAAP financial measures” as defined by the SEC. Ginkgo has included these non-GAAP financial measures because it believes they provide an additional tool for investors to use in evaluating Ginkgo’s financial performance and prospects. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. These non-GAAP financial measures are supplemental to, should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. In addition, these non-GAAP financial measures may differ from non-GAAP financial measures with comparable names used by other companies. See the reconciliation below for additional information regarding certain of the non-GAAP financial measures included in this release, including a description of these non-GAAP financial measures and a reconciliation of the historic measures to Ginkgo’s most comparable GAAP financial measures.

Ginkgo Bioworks Contacts:

INVESTOR CONTACT:

investors@ginkgobioworks.com

MEDIA CONTACT:

press@ginkgobioworks.com

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data, unaudited)

	As of March 31,	As of December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$ 1,492,971	$ 1,550,004
Accounts receivable, net	167,256	131,544
Accounts receivable - related parties	3,814	4,598
Inventory, net	8,697	3,362
Prepaid expenses and other current assets	33,094	33,537
Total current assets	1,705,832	1,723,045
Property and equipment, net	149,171	145,770
Investments	103,031	102,037
Equity method investments	8,207	13,194
Intangible assets, net	20,829	21,642
Goodwill	21,040	21,312
Other non-current assets	49,616	43,990
Total assets	$ 2,057,726	$ 2,070,990
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$35,257	$8,189
Deferred revenue	35,232	33,240
Accrued expenses and other current liabilities	88,758	93,332
Total current liabilities	159,247	134,761
Non-current liabilities:
Deferred rent, net of current portion	19,262	18,746
Deferred revenue, net of current portion	170,176	155,991
Lease financing obligation	27,309	22,283
Warrant liabilities	50,803	135,838
Other non-current liabilities	16,881	35,992
Total liabilities	443,678	503,611
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	162	161
Additional paid-in capital	4,471,418	3,804,844
Accumulated deficit	(2,888,430)	(2,297,925)
Accumulated other comprehensive loss	(2,355)	(1,715)
Total Ginkgo Bioworks Holdings, Inc. stockholders’ equity	1,580,795	1,505,365
Non-controlling interest	33,253	62,014
Total stockholders’ equity	1,614,048	1,567,379
Total liabilities and stockholders’ equity	$ 2,057,726	$ 2,070,990

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share data, unaudited)

	Three Months Ended March 31,
	2022	2021
Foundry revenue	$ 21,488	$ 22,504
Biosecurity revenue:
Product	13,947	5,775
Service	132,970	15,818
Total revenue	168,405	44,097
Costs and operating expenses:
Cost of Biosecurity product revenue	8,095	9,935
Cost of Biosecurity service revenue	77,337	13,765
Research and development	322,720	59,585
General and administrative	434,768	17,927
Total operating expenses	842,920	101,212
Loss from operations	(674,515)	(57,115)
Other income (expense):
Interest expense, net	(397)	(475)
Loss on equity method investments	(20,887)	(28,624)
Gain on investments	450	12,622
Change in fair value of warrant liabilities	85,035	—
Gain on deconsolidation of subsidiary	15,900	—
Other income (expense), net	1,637	(1,345)
Total other income (expense), net	81,738	(17,822)
Loss before income taxes	(592,777)	(74,937)
Income tax benefit	(184)	(159)
Net loss	(592,593)	(74,778)
Net loss attributable to non-controlling interest	(2,088)	(1,209)
Net loss attributable to Ginkgo Bioworks Holdings, Inc. stockholders	$ (590,505)	$ (73,569)
Net loss per share attributable to Ginkgo Bioworks Holdings, Inc. common stockholders, basic and diluted	$ (0.37)	$ (0.06)
Weighted average common shares outstanding, basic and diluted	1,607,499,887	1,290,282,994
Comprehensive loss:
Net loss	$ (592,593)	$ (74,778)
Other comprehensive loss:
Foreign currency translation adjustment	(640)	—
Total other comprehensive loss	(640)	—
Comprehensive loss	$ (593,233)	$ (74,778)

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$ (592,593)	$ (74,778)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,488	5,629
Stock-based compensation	652,821	118
Loss on equity method investments	20,887	28,624
Gain on investments	(450)	(12,622)
Change in fair value of loans receivable	(584)	1,825
Change in fair value of warrant liabilities	(85,035)	—
Change in fair value of contingent consideration liability	1,513	—
Gain on deconsolidation of subsidiary	(15,900)	—
Other non-cash activity	104	—
Changes in operating assets and liabilities:
Accounts receivable	(34,928)	(9,541)
Prepaid expenses and other current assets	700	1,633
Inventory	(5,335)	(681)
Other non-current assets	2,212	(678)
Accounts payable	26,250	516
Accrued expenses and other current liabilities	9,973	16,807
Deferred revenue, current and non-current	11,444	(5,512)
Deferred rent, non-current	516	688
Other non-current liabilities	(20,981)	(159)
Net cash used in operating activities	(19,898)	(48,131)
Cash flows from investing activities:
Purchases of property and equipment	(3,580)	(21,935)
Prepayment for marketable equity securities	(3,691)	—
Deconsolidation of subsidiary - cash	(28,772)	—
Prepayment for business acquisition	—	(1,210)
Other	58	99
Net cash used in investing activities	(35,985)	(23,046)
Cash flows from financing activities:
Proceeds from exercise of stock options	75	27
Taxes paid related to net share settlement of equity awards	(981)	—
Principal payments on capital leases and lease financing obligation	(286)	(285)
Payment of deferred offering costs	—	(175)
Net cash used in financing activities	(1,192)	(433)
Effect of foreign exchange rates on cash and cash equivalents	(8)	—
Net decrease in cash, cash equivalents and restricted cash	(57,083)	(71,610)

Cash and cash equivalents, beginning of period	1,550,004	380,801
Restricted cash, beginning of period	42,924	5,076
Cash, cash equivalents and restricted cash, beginning of period	1,592,928	385,877

Cash and cash equivalents, end of period	1,492,971	308,128
Restricted cash, end of period	42,874	6,139
Cash, cash equivalents and restricted cash, end of period	$ 1,535,845	$ 314,267

Ginkgo Bioworks Holdings, Inc.
Selected Non-GAAP Financial Measures
(in thousands, unaudited)

	Three Months Ended March 31,
	2022	2021
Net loss attributable to Ginkgo Bioworks Holdings, Inc. stockholders	$ (590,505)	$ (73,569)
Interest expense, net	397	475
Income tax benefit	(184)	(159)
Depreciation and amortization	9,488	5,629
EBITDA	(580,804)	(67,624)
Stock-based compensation (1)	659,035	118
Loss on equity method investments (2)	20,264	27,415
Gain on investments (3)	(450)	(12,622)
Change in fair value of warrant liabilities	(85,035)	—
Gain on deconsolidation of subsidiary	(15,900)	—
Other (4)	939	1,575
Adjusted EBITDA	$ (1,951)	$ (51,138)

1. For the three months ended March 31, 2022, includes $6.2 million in employer payroll taxes.

(2) For the three months ended March 31, 2022 and 2021, represents losses on equity method investments under the hypothetical liquidation at book value method of $20.9 million and $28.6 million, respectively, net of losses attributable to non-controlling interests.

(3) Includes gain on the change in fair value of our common stock investments in Synlogic and Cronos and warrants to purchase Synlogic common stock, which are all carried at fair value.

(4) For the three months ended March 31, 2022, includes a $0.6 million gain on the change in fair value of the Access Bio Convertible Notes offset by $1.5 million loss on the change in fair value of contingent consideration liability related to a business acquisition. For the three months ended March 31, 2021, includes $2.1 million loss on the change in fair value of the Access Bio Convertible Notes offset by a $0.5 million gain related to a settlement payment from Amyris.

Ginkgo Bioworks Holdings, Inc.
Segment Information
(in thousands, unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue:
Foundry	$ 21,488	$ 22,504
Biosecurity	146,917	21,593
Total revenue	168,405	44,097
Segment cost of revenue:
Biosecurity	85,432	23,700
Segment research and development expense:
Foundry	47,289	30,894
Biosecurity	517	23,403
Total segment research and development expense	47,806	54,297
Segment general and administrative expense:
Foundry	26,693	13,155
Biosecurity	13,235	4,535
Total segment general and administrative expense	39,928	17,690
Segment operating income (loss):
Foundry	(52,494)	(21,545)
Biosecurity	47,733	(30,045)
Total segment operating income (loss)	(4,761)	(51,590)
Operating expenses not allocated to segments:
Stock-based compensation (1)	659,035	118
Depreciation and amortization	9,206	5,407
Change in fair value of contingent consideration liability	1,513	—
Loss from operations	$ (674,515)	$ (57,115)

(1) For the three months ended March 31, 2022, includes $6.2 million in employer payroll taxes.